Exhibit 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


         We consent to the incorporation by reference in the registration Statement of Diamond Entertainment Corporation on Form S-8 of our report dated June 16, 1999, on our audit of the financial statements of Diamond Entertainment Corporation. We also consent to the reference of our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.


                                                 /S/ Moore Stephens, P.C.
                                                 -------------------------------
                                                 MOORE STEPHENS, P.C.
                                                 Certified Public Accountants

Cranford, New Jersey
June 16, 2000

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